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                                  EXHIBIT 23.1

Board of Directors
Trend Mining Company
(Formerly Silver Trend Mining Company)
Coeur d'Alene, Idaho



                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our review report dated February 16, 2001 (except for Notes 14 and 15, as to which the date is May 17, 2001), on the financial statements of Trend Mining Company (an exploration stage company) as of December 31, 2000, for the filing with and attachment to the Form 10-QSB/A for the period ended December 31, 2000.

/s/ Williams & Webster, P.S.

Williams & Webster, P.S.
CERTIFIED PUBLIC ACCOUNTANTS
Spokane, Washington

May 21, 2001